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                                                                     EXHIBIT 4.2

                                 SITESMITH, INC.

                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

                                JULY 20, 2000



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                                TABLE OF CONTENTS

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                                                                                          PAGE

A.      Amendment and Restatement of Prior Rights Agreement; Waiver of Right of First Offer..1

1.      Registration Rights..................................................................2

        1.1    Definitions...................................................................2
        1.2    Request for Registration......................................................3
        1.3    Company Registration..........................................................4
        1.4    Form S-3 Registration.........................................................5
        1.5    Obligations of the Company....................................................6
        1.6    Furnish Information...........................................................7
        1.7    Expenses of Registration......................................................7
        1.8    Underwriting Requirements.....................................................8
        1.9    Delay of Registration.........................................................9
        1.10   Indemnification...............................................................9
        1.11   Reports Under Securities Exchange Act of 1934................................11
        1.12   Restrictions of Transfer; Assignment of Registration Rights..................12
        1.13   Limitations on Subsequent Registration Rights................................12
        1.14   Market Stand-Off Agreement...................................................12
        1.15   Termination of Registration Rights...........................................13

2.      Covenants of the Company............................................................13

        2.1    Delivery of Financial Statements.............................................13
        2.2    Inspection...................................................................14
        2.3    Right of First Offer.........................................................14
        2.4    Key Man Life Insurance.......................................................15
        2.5    IPO Allocation...............................................................16
        2.6    Board of Directors Matters...................................................16
        2.7    Proprietary Information Agreements...........................................16
        2.8    Termination of Covenants.....................................................16

3.      Miscellaneous.......................................................................16

        3.1    Successors and Assigns.......................................................16
        3.2    Amendments and Waivers.......................................................17
        3.3    Notices......................................................................17
        3.4    Severability.................................................................17
        3.5    Governing Law................................................................17
        3.6    Counterparts.................................................................17
        3.7    Titles and Subtitles.........................................................17
        3.8    Aggregation of Stock.........................................................17
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                                       i
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                                 SITESMITH, INC.
                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

     This Amended and Restated Investors' Rights Agreement (the "AGREEMENT") is made as of the 20th day of July, 2000, by and among SiteSmith, Inc., a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Preferred
Stock listed on EXHIBIT A hereto (the "Series A Holders"), the holders of Series
B Preferred Stock listed on EXHIBIT B hereto (the "Series B Holders"), and the holders of Series C Preferred Stock listed on EXHIBIT C hereto (the "Series C
Holders"), each of which is herein referred to as an "INVESTOR," and the individuals listed on EXHIBIT D hereto, each of whom is herein referred to as a "FOUNDER".

                                    RECITALS

     A. The Company, the Founders, the Series A Holders and the Series B Holders have previously entered into an Investors' Rights Agreement dated as of January
13, 2000 (the "PRIOR RIGHTS AGREEMENT"), pursuant to which the Company granted the Founders and the Series A Holders and the Series B Holders certain rights.

     B. The Company and the Investors have entered into a Series C Preferred
Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series C Preferred
Stock. A condition to the Investors' obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series C Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Investors and the Founders each desire to induce the Investors to purchase shares of Series C Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

     C. The Company, the Founders, the Series A Holders, and the Series B
Holders each desire to amend and restate the Prior Rights Agreement to add the Series C Holders as parties to this Agreement and make certain other changes.

                                    AGREEMENT

     The parties hereby agree as follows:

     A. AMENDMENT AND RESTATEMENT OF PRIOR RIGHTS AGREEMENT; WAIVER OF RIGHT OF
FIRST OFFER. Effective and contingent upon execution of this Agreement by the Company, the holders of a majority of the Registrable Securities held by the Series A Holders and Series B Holders, as that term is defined in the Prior
Rights Agreement, not including the Founders Stock, as that term is defined in the Prior Rights Agreement, and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders, and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Founders, and the Investors with respect to registration rights of the Company's securities and certain other rights, as set forth herein. To the extent that the Series A Holders and Series B Holders have not purchased the full amount of shares of Series C Preferred Stock that they were entitled to receive pursuant to Section
2.3 of the Prior Rights Agreement, they hereby waive the Right of First Offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series C Preferred Stock.

     1. REGISTRATION RIGHTS. The Company and the Investors covenant and agree as follows:

          1.1 DEFINITIONS. For purposes of this Section 1:

               (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "REGISTRABLE SECURITIES" means (i) Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (together the "Preferred Stock") or the shares of Common Stock issuable or issued upon conversion of the Preferred Stock and (ii) the shares of Common Stock issued to the Founders (the "FOUNDERS' STOCK"), PROVIDED, HOWEVER, that for the purposes of Section 1.2, 1.4 or 1.13 the Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); PROVIDED, HOWEVER, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.12 of this Agreement;


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

               (e) The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company's subsequent public filings under the Securities Exchange Act of 1934;

               (f) The term "SEC" means the Securities and Exchange Commission; and

               (g) The term "QUALIFIED IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, the public offering price of which is not less than $11.30 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate net proceeds of $35,000,000.

          1.2 REQUEST FOR REGISTRATION.

               (a) If the Company shall receive at any time after the earlier of
(i) July __, 2004, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.3.

               (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two (2) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective;

                    (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.


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

          1.4 FORM S-3 REGISTRATION. Following its initial public offering of securities under the Securities Act, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. In case the Company shall receive from any Holder or Holders of not less than ten percent (10%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twenty-four (24) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service of process in any such jurisdiction; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement so long as the registration statement is effective.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue so long as the registration statement is effective.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.


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

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

          1.7 EXPENSES OF REGISTRATION.

               (a) DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one of the demand registrations available under Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit any rights under Section 1.2.

               (b) COMPANY REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

               (c) REGISTRATION ON FORM S-3. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company.

          1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is a Qualified IPO of the Company's securities, in which case, the selling stockholders (including the selling Holders) may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) any securities held by a Founder or any other stockholder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING STOCKHOLDER," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers, directors, controlling shareholders, partners, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, its officers, directors, controlling shareholders, partners, each underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, any of its officer, directors, controlling shareholders, partners, any underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, any such officer, director, controlling shareholder, partner, or any such underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; PROVIDED, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to tthe Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 RESTRICTIONS OF TRANSFER; ASSIGNMENT OF REGISTRATION RIGHTS. No Holder may transfer any Registrable Securities without prior written consent of the Company, which consent shall not be unreasonably withheld; provided that such restriction on transfer does not apply to transfers by Major Investors or to affiliates or upon liquidation of an investment partnership. The rights to cause the Company to register Registrable Securities pursuant to this

Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 100,000 shares of such securities, PROVIDED the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or by Affiliates, as defined in Regulation D of the Securities Act shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

          1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.14 "MARKET STAND-OFF" AGREEMENT.

               (a) MARKET-STANDOFF PERIOD; AGREEMENT. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

               (b) LIMITATIONS. The obligations described in Section 1.14(a) shall apply only if all officers, directors, and 1% shareholders of the Company have entered into identical agreements, and such agreement includes a provision which provides the Series C Preferred Stock holders will be treated on pari passu basis as all other parties to such agreement in the event of any early releases or terminations of any such agreement, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

               (c) STOP-TRANSFER INSTRUCTIONS. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

               (d) TRANSFEREES BOUND. Each Holder agrees that prior to the Company's initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14 , PROVIDED that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the twelve-month anniversary of the effective date of the Company's initial registration statement subject to this Section 1.14.

          1.15 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

     2. COVENANTS OF THE COMPANY.

          2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Holder of at least 500,000 shares of Registrable Securities (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

               (a) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of case flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements will be accompanied by a report and opinion thereon by a "Big 5" independent public accountant selected by the Company's Board of Directors.

               (b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, an annual budget and business plan for the next fiscal year, prepared on a monthly basis, which includes both operational and strategic plans, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          2.2 INSPECTION. The Company shall permit each Holder of at least 500,000 shares of Registrable Securities (except for a Holder reasonably deemed by the Company to be a competitor of the Company), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this
Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a "MAJOR INVESTOR" shall mean any person who together with its Affiliates holds at least 500,000 shares of the Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock (or the Common Stock issued upon conversion thereof). For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("NOTICE") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 15 calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to the number of such Shares which equals the proportion that the number of shares of Common Stock of the Company issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held by all Major Investors. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder as soon as practicable.

               (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of up to 15,500,000 shares (or such greater number as is unanimously approved by the Board of Directors) of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, the terms of which are approved by the Board of Directors,
(v) to the issuance of securities to third party financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions which are approved by the Board of Directors the primary purpose of which, in each case, is not equity financing, or (vi) to the issuance or sale of the Series C Preferred Stock. In addition to the foregoing, the right of first offer in this paragraph 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an "accredited investor," as that term is then defined in Rule 501(a) under the Securities Act and such subsequent securities issuance is otherwise being offered only to accredited investors, or (ii) such subsequent securities issuance if sold to a Major Investor would violate the Securities Act of 1933 (as amended).

          2.4 KEY MAN LIFE INSURANCE. The Company will use its best efforts to maintain term life insurance of at least $1.0 million on the life of the Company's Chief Executive Officer, with the Company as the named beneficiary. Such policy shall be renewable unless determined otherwise by the holders of at least a majority of the Registrable Securities.

          2.5 IPO ALLOCATION. In the event of a bona fide, firm commitment underwritten initial public offering of the capital stock of the Company (the "IPO"), the Company shall, or shall require that the managing underwriters of the IPO, establish a directed share program (the "Program") in connection with the IPO. The Program shall consist of at least that number of shares of capital stock (the "Program Shares") equal to two and one half percent (2.5%) of the shares offered in the IPO (exclusive of shares subject to any overallotment option on behalf of the underwriters). The Investors shall have the option, but not the obligation, to direct the allocation of 2.5% of the Program Shares, or to purchase all or any portion of the Program Shares at the initial price to public set forth on the cover page of the final prospectus distributed in connection with the IPO.

          2.6 BOARD OF DIRECTORS MATTERS. The Company will hold meetings of the Board of Directors at 4-6 week intervals until the Board of Directors determines otherwise. The Board of Directors shall approve capital expenditures of greater than $50,000 in a single expenditure or in aggregate of $250,000 in a twelve-month period. The Board shall establish audit and compensation committees at an appropriate time after the Closing. The Board shall have the right to advise and consent in any subsequent hiring of any officers of the Company. Dell Ventures L.P., a Purchaser, shall enter into the Company's standard Management Rights Letter, pursuant to which Dell will be entitled to attend all Board meetings and, subject to confidentiality requirements, receive all information and documentation provided to board members.

          2.7 PROPRIETARY INFORMATION AGREEMENTS. The Company shall maintain a policy of having each employee and consultant execute an Employee Proprietary Information Agreement in substantially the form provided to the Purchasers, and shall cause all current and future officers, employees and consultants to execute such an agreement.

          2.8 TERMINATION OF COVENANTS.

               (a) The covenants set forth in Sections 2.1 through 2.4 and
Section 2.6 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

               (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.8(a) above.

     3. MISCELLANEOUS.

          3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders' Stock; provided that if such amendment has the effect of affecting the Founders' Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders' Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders' Stock. Notwithstanding the foregoing, any amendment or waiver of this Section 3.2, and any amendment or waiver that is proposed in circumstances other than in connection with an equity financing of the Company, must also be approved by at least 66 2/3% of the Series C Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

          3.3 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on EXHIBIT A hereto or as subsequently modified by written notice.

          3.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          3.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

          3.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.8 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

COMPANY:                            SITESMITH, INC.


                                    Address:  3283 Scott Blvd.
                                    Santa Clara, CA 95054

                                        /s/ Marv Tseu
                                    -------------------------------------------
                                    By:  Marv Tseu
                                    Title:  President



                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                     INVESTORS:

                                     DELL VENTURES, L.P.

                                     By:  Dell Gen. P. Corp.
                                     Its:  General Partner

                                     By:     /s/ Jeffrey P. Krisel
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:  Director
                                           ------------------------------------


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:

                                      COMMUNICATIONS VENTURES III, L.P.


                                      By:  Its General Partner, ComVen III, LLC


                                      By:    /s/ David P. Helfrich
                                         --------------------------------------


                                      Print Name: David P. Helfrich
                                      Title:  Member

                                      COMMUNICATIONS VENTURES III CEO &
                                      ENTREPRENEURS' FUND, L.P.

                                      By:  Its General Partner, ComVen III, LLC


                                      By:    /s/ David P. Helfrich
                                         --------------------------------------


                                      Print Name: David P. Helfrich
                                      Title:  Member

                                      COMVENTURES IV, L.P.

                                      By:  Its General Partner, ComVen IV, LLC


                                      By:    /s/ David P. Helfrich
                                         --------------------------------------


                                      Print Name: David P. Helfrich
                                      Title:  Member

                                      COMVENTURES IV CEO FUND, L.P.

                                      By:  Its General Partner, ComVen IV, LLC


                                      By:    /s/ David P. Helfrich
                                         --------------------------------------


                                      Print Name: David P. Helfrich
                                      Title:  Member


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      COMVENTURES IV ENTREPRENEURS' FUND, L.P.

                                      By:  Its General Partner, ComVen IV, LLC


                                      By:    /s/ David P. Helfrich
                                         --------------------------------------


                                      Print Name: David P. Helfrich
                                      Title:  Member

                                      Address:      505 Hamilton Avenue
                                                    Palo Alto, CA  94301
                                                    Attn:  Megan Mykytka

                                      Facsimile:
                                                -------------------------------


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:

                                      BEDROCK CAPITAL PARTNERS I, L.P.

                                      By:  BEDROCK GENERAL PARTNER I, LLC


                                      By:    /s/ David Duval
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      Title:  Managing Member



                                      VBW EMPLOYEE BEDROCK FUND, L.P.

                                      By:  BEDROCK GENERAL PARTNER I, LLC


                                      By:    /s/ David Duval
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      Title:  Managing Member

                                      CREDIT SUISSE FIRST BOSTON BEDROCK FUND,
                                      L.P.

                                      By:  BEDROCK GENERAL PARTNER I, LLC
                                      Title:  Its Attorney in Fact

                                      By:    /s/ David Duval
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      Title:  Managing Member


                                      Address:      One Boston Place, Ste. 3310
                                                    Boston, MA  02108
                                                    Attn:  Stacey Bauer

                                      Facsimile:
                                                --------------------------------


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:

                                      WEISS, PECK & GREER VENTURE
                                      ASSOCIATES V, L.L.C.

                                      By: WPG VC Fund Adviser II, L.L.C., Fund
                                          Investment Advisory Member

                                      By:    /s/ Amal Johnson
                                         ---------------------------------------
                                             Amal M. Johnson, Managing Member


                                      WEISS, PECK & GREER VENTURE
                                      ASSOCIATES V-A, L.L.C.

                                      By: WPG VC Fund Adviser II, L.L.C., Fund
                                          Investment Advisory Member

                                      By:    /s/ Amal Johnson
                                         ---------------------------------------
                                             Amal M. Johnson, Managing Member


                                      WEISS, PECK & GREER VENTURE
                                      ASSOCIATES V CAYMAN, L.P.

                                      By: WPG VC Fund Adviser II, L.L.C., Fund
                                          Investment Advisory Partner

                                      By:    /s/ Amal Johnson
                                         ---------------------------------------
                                             Amal M. Johnson, Managing Member


                                      WPG INFORMATION SCIENCES ENTREPRENEUR
                                      FUND II, L.L.C.

                                      By: WPG VC Fund Adviser II, L.L.C., Fund
                                          Investment Advisory Member

                                      By:    /s/ Amal Johnson
                                         ---------------------------------------
                                             Amal M. Johnson, Managing Member


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      WPG INFORMATION SCIENCES ENTREPRENEUR
                                      FUND II-A, L.L.C.

                                      By: WPG VC Fund Adviser II, L.L.C., Fund
                                          Investment Advisory Member

                                      By:    /s/ Amal Johnson
                                         ---------------------------------------
                                             Amal M. Johnson, Managing Member

                                      Address: Amal M. Johnson
                                               Weiss, Peck & Greer, LLC
                                               555 California Street, Suite 3130
                                               San Francisco, CA  94104

                                               Facsimile:  (415) 989-5108


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:

                                      HEIDRICK & STRUGGLES, INC.

                                      By:    /s/ Donald M. Kilinski
                                         ---------------------------------------
                                      Name:  Donald M. Kilinski
                                      Its:  Chief Financial Officer

                                      Address:  Sears Tower
                                                233 S. Wacker Drive, Suite 4200
                                                Chicago, IL  60606-6303

                                      Fax No.   (312) 496-1686


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:

                                      COMDISCO, INC.

                                      By:    /s/ Comdisco, Inc.
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

                                      Address:  Attn: Venture Group
                                                6111 North River Road
                                                Rosemont, IL  60018

                                      Fax No.
                                             ------------------------


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:
                                      /s/ Robert T. Thompson, Jr.
                                      ------------------------------------------
                                      Robert T. Thompson, Jr.

                                      Address:      4 Atherton Oaks Lane
                                                    Atherton, CA  94027

                                      Fax No.:  (650) 326-3785


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      INVESTORS:

                                      By:
                                         ---------------------------------------


                                      Print Name:
                                                 -------------------------------
                                      Title:
                                            ------------------------------------

                                      Address:
                                              ---------------------------

                                              ---------------------------


                                SIGNATURE PAGE TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                SERIES A HOLDERS

                                  NAME/ADDRESS

                            VBW Employee Bedrock Fund
                    Volpe Prown Whelan Asset Management, LLC
                                One Boston Place
                           Boston Massachusetts 02108

                     Credit Suisse First Boston Bedrock Fund
                    Volpe Prown Whelan Asset Management, LLC
                                One Boston Place
                           Boston Massachusetts 02108

                        Communications Ventures III, L.P.
                         505 Hamilton Avenue, Suite 305
                               Palo Alto, CA 94301

                        Communications Ventures III CEO &
                            Entrepreneur's Fund, L.P.
                         505 Hamilton Avenue, Suite 305
                               Palo Alto, CA 94301

                                  Dan Rasmussen
                              105 Forest Hill Drive
                               Los Gatos, CA 95032

                                   James McGee
                               3514 Beach Drive SW
                                Seattle, WA 98116

                                Stephen Kaminski
                              870 E. El Camino #122
                             Mountain View, CA 94040

                                 A. P. Robertson
                                 P. O. Box 17100
                               Stanford, CA 94309

                                  Paul Magliaro
                                   34 Rico Way
                             San Francisco, CA 94123

                                  Todd Locicero
                                 343 Sweet Road
                                Alameda, CA 94502

                          Pensco Pension Services, Inc.
                         Custodian FBO Marvin Tseu, IRA
                                Attn: Bob Heflin
                               939 Chisholm Trail
                                 Galt, CA 95632

                                Daniel L. Eilers
                               1000 Madison Drive
                             Mountain View, CA 94040

                                  R. John Ryan
                               400 Old Coach Road
                             Scotts Valley, CA 95066

                                  Candy Freeman
                               19200 Baytree Lane
                                Sonoma, CA 95476

                                Jim Raftery, Jr.
                          4930 Fulton Street Apt. #104
                             San Francisco, CA 94121

                               James Raftery, Sr.
                                   P.O. Box 91
                               Thompson, CT 06277

                                   Bob Guthrie
                                2417 Jubilee Lane
                               San Jose, CA 95131

                                   Amelia Hart
                                 275 Termino Way
                              Long Beach, CA 90803

                                  Neal Dempsey
                                  Bay Partners
                        10600 N. De Anza Blvd. Suite 100
                            Cupertino, CA 95014-2076

                                  Brett Helsel

                                   Seattle, WA

                                 Jeffrey Hussey

                                   Seattle, WA

                              VLG Investments 1999
                               2800 Sand Hill Road
                              Menlo Park, CA 94025

                                 Jeffrey Y. Suto
                              c/o Venture Law Group
                               2800 Sand Hill Road
                              Menlo Park, CA 94025

                                  David C. Lee
                              c/o Venture Law Group
                               2800 Sand Hill Road
                              Menlo Park, CA 94025

                               Richard G. Chisholm
                              c/o Venture Law Group
                               2800 Sand Hill Road
                              Menlo Park, CA 94025

                                    Perry Wu
                            Bedrock Capital Partners
                               One Maritime Plaza
                             San Francisco, CA 94111

                                    EXHIBIT B

                                SERIES B HOLDERS

                                  NAME/ADDRESS

                         Bedrock Capital Partners I, LP
                          One Boston Place, Suite 3310
                           Boston Massachusetts 02108

                            VBW Employee Bedrock Fund
                          One Boston Place, Suite 3310
                           Boston Massachusetts 02108

                     Credit Suisse First Boston Bedrock Fund
                          One Boston Place, Suite 3310
                           Boston Massachusetts 02108

                        Communications Ventures III, L.P.
                         505 Hamilton Avenue, Suite 305
                               Palo Alto, CA 94301

                        Communications Ventures III CEO &
                            Entrepreneur's Fund, L.P.
                         505 Hamilton Avenue, Suite 305
                               Palo Alto, CA 94301

                    Weiss, Peck & Greer Venture Associates V,
                                     L.L.C.
                        555 California Street, Suite 3130
                             San Francisco, CA 94104

                           Weiss, Peck & Greer Venture Associates V-A,
                                     L.L.C.
                        555 California Street, Suite 3130
                             San Francisco, CA 94104

                    Wiess, Peck & Greer Venture Associates V
                                  Cayman, L.P.
                        555 California Street, Suite 3130
                             San Francisco, CA 94104

                                  Peter Ferris
                               1330 Benito Avenue
                                 Burlingame, CA

                                    Joe Haar
                               2206 Foxworthy Ave.
                               San Jose, CA 95124

                                  Chris Coluzzi
                              347 west 57th apt#18E
                               New York, NY 10019

                                  Scott Santana
                             1275 Vicente Dr., #190
                               Sunnyvale, CA 94086

                                 Jonathan Seelig
                                     Akamai
                                Technology Square
                               Cambridge, MA 02139

                                David B. Callisch
                              827 Schoolhouse Road
                               San Jose, CA 95138

                                  John Boiardi
                               1261 Lakeside Drive
                                      #3196
                               Sunnyvale, CA 94086

                                 Scott Westlake
                                1575 Searles Ave
                               San Jose, CA 95125

                                 Thomas Wrigley
                                 302 Dunnlea Rd.
                          Fairfield, Connecticut 06430

                                  Steve Goldman
                               7505 92nd Avenue SE
                             Mercer Island, WA 98040

                                 Robert G. Gilde
                               15923 259th Ave SE
                               Issaquah, WA 98027

                                  Lloyd Taylor
                                 Keynote Systems
                                2855 Campus Drive
                               San Mateo, CA 94403

                                Jonathan Heiliger
                               2030 Cornell Street
                               Palo Alto, CA 94306

                                   Bill Miller
                                5150 Langdale Way
                           Colorado Springs, CO 80906

                                 Michael Sotnick
                                756 Garland Drive
                               Palo Alto, CA 94303

                                   Jim Herman
                              6114 - 90th Avenue SE
                             Mercer Island, WA 98040

                                    Ron McCoy
                               3983 Gladney Drive
                               Doraville, GA 30340

                                    Jon Beck
                            1880 Jackson Street #605
                             San Francisco, CA 94109

                                  Beverly Brown
                              Exodus Communications
                           2831 Mission College Blvd.
                              Santa Clara, CA 95054

                             Christopher P.Marshall
                             6930 California Street
                             San Francisco, Ca 94121

                                Alexander Winske
                                  P.O. Box 651
                               Brookdale CA 95007

                   Douglas M. & Kathleen A. Stone 1990 Family
                                      Trust
                                   Doug Stone
                              2625 Stagecoach Road
                              Placerville, CA 95667

                                  Doron Meirom
                                  Radware Inc.
                                575 Corporate Dr.
                                Mahwah, NJ 07430

                                    Arie Ziv
                                 10 Almeria St.
                                Irvine, CA 92614

                                   Anil Kumar
                              21801 Mount Eden Road
                               Saratoga, CA 95070

                                   Doug Hickey
                               744 Escalona Drive
                              Santa Cruz, CA 95060

                                  Darren Slaney
                              525 East 72nd Street
                                  Apartment 12E
                               New York, NY 10021

                                   Sonja Hoel
                               3555 Jackson St. #4
                             San Francisco, CA 94118

                                  Chris Arisian
                                127 Phelan Court
                              Santa Cruz, CA 95060

                                Paul C. Flanagan
                               71 Stoneybrook Road
                              Marshfield, MA 02050

                                    Selina Lo
                               165 Forest Ave. #4C
                               Palo Alto, CA 94301

                                   Janine Hogg
                               10270 Scenic Blvd.
                               Cupertino, CA 95014

                                 John Varughese
                                2839 Baker Street
                             San Francisco, CA 94123

                                   Joe Bransom
                            2124 Broadway, Apt. #177
                               New York, NY 10023

                                Robert J. Pommer
                             Universal Access, Inc.
                             100 N. Riverside Plaza
                                   Suite 2200
                                Chicago, IL 60606

                                Patrick C. Shutt
                             Universal Access, Inc.
                             100 N. Riverside Plaza
                                   Suite 2200
                                Chicago, IL 60606

                                   Van Lanning
                                16925 NE 14th St.
                               Bellevue, WA 98008

                                 Tim G. Reynders
                              Exodus Communications
                           2831 Mission College Blvd.
                              Santa Clara, CA 95054

                                Peter E. Hilliard
                               1090 Laurie Avenue
                               San Jose, CA 95125

                   Marger, Johnson & McCollom, P.C. 401(k) PS
                                  Plan & Trust
                                  Jerry Marger
                              1711 N.W. Ashby Court
                               Portland, OR 97229

                                  Lynn Dwigins
                               1610 Lawrence Road
                               Danville, CA 94906

                                   James Blom
                            2831 Mission College Blvd
                              Santa Clara, CA 95054

                                  Ken Kannappan
                                 742 Ashby Drive
                               Palo Alto, CA 94301

                                    EXHIBIT C

                               SERIES C INVESTORS

                                                                            TOTAL
                  NAME/ADDRESS                        NO. OF SHARES       INVESTMENT

Dell Ventures, L.P.                                           1,769,912  $10,000,002.80
Mail Stop 8066
One Dell Way
Round Rock, TX 78682

Bedrock Capital Partners I, LP                                  873,155   $4,933,325.75
One Boston Place, Suite 3310
Boston Massachusetts  02108

VBW Employee Bedrock Fund                                        30,462     $172,110.30
One Boston Place, Suite 3310
Boston Massachusetts  02108

Credit Suisse First Boston Bedrock Fund                          36,584     $206,699.60
One Boston Place, Suite 3310
Boston Massachusetts  02108

Communications Ventures III, L.P.                               421,408   $2,380,955.20
505 Hamilton Avenue, Suite 305
Palo Alto, CA  94301

Communications Ventures III CEO & Entrepreneurs'                 21,070     $119,045.50
Fund, L.P.
505 Hamilton Avenue, Suite 305
Palo Alto, CA  94301

ComVentures IV, L.P.                                            455,963   $2,576,190.95
505 Hamilton Avenue, Suite 305
Palo Alto, CA  94301

ComVentures IV CEO Fund, L.P.                                    35,304     $199,467.60
505 Hamilton Avenue, Suite 305
Palo Alto, CA  94301

Com Ventures IV Entrepreneurs' Fund, L.P.                         6,455      $36,470.75
505 Hamilton Avenue, Suite 305
Palo Alto, CA  94301

Weiss, Peck & Greer Venture Associates V, L.L.C.                625,407   $3,533,549.55
555 California Street, Suite 3130
San Francisco, CA  94104


Weiss, Peck & Greer Venture Associates V-A,                       5,266      $29,752.90
L.L.C.
555 California Street, Suite 3130
San Francisco, CA  94104

Weiss, Peck & Greer Venture Associates V Cayman,                128,768     $727,539.20
L.P.
555 California Street, Suite 3130
San Francisco, CA  94104

WPG Information Sciences Entrepreneur Fund II,                    9,294      $52,511.10
L.L.C.
555 California Street, Suite 3130
San Francisco, CA  94104

WPG Information Sciences Entrepreneur Fund II-A,                  5,731      $32,380.15
L.L.C.
555 California Street, Suite 3130
San Francisco, CA  94104

Heidrick & Struggles, Inc.                                       75,000     $423,750.00
Attn: Donald M. Kilinski, CFO
Sears Tower
233 S. Wacker Drive, Suite 4200
Chicago, IL  60606-6303

Comdisco, Inc.                                                  176,991     $999,999.15

John T. Thompson, Jr.                                            36,000     $203,400.00
4 Atherton Oaks Lane
Atherton, CA  94027

TOTAL                                                         4,712,770  $26,627,150.50

                                    EXHIBIT D

                                    FOUNDERS

Marv Tseu

Robert Ryan

Dan Rasmussen